                                                               EXHIBIT 99.(d)(1)

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                          AGREEMENT AND PLAN OF MERGER

                                  By and Among


                             INFRASTRUX GROUP, INC.

                          INFRASTRUX ACQUISITION, INC.

                                      and

                               UTILX CORPORATION



                           Dated as of June 28, 2000


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

                                   CONTENTS

ARTICLE I  THE TENDER OFFER.............................................1
     1.1   The Offer....................................................1
     1.2   Company Action...............................................3
     1.3   Directors....................................................4
ARTICLE II  THE MERGER..................................................5
     2.1   The Merger...................................................5
     2.2   Effective Time...............................................5
     2.3   Effects of the Merger........................................5
     2.4   Restated Certificate of Incorporation........................5
     2.5   Bylaws.......................................................5
     2.6   Directors....................................................6
     2.7   Officers.....................................................6
     2.8   Conversion of Shares.........................................6
     2.9   Payment for Shares...........................................7
     2.10  No Further Rights or Transfers...............................8
     2.11  Supplementary Action.........................................8
     2.12  Closing......................................................9
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............9
     3.1   Organization of the Company..................................9
     3.2   Company Capital Structure...................................10
     3.3   Obligations With Respect to Capital Stock...................11
     3.4   Authority...................................................11
     3.5   SEC Filings; the Company Financial Statements...............12
     3.6   Absence of Certain Changes or Events........................13
     3.7   Taxes.......................................................13
     3.8   Title to Properties; Absence of Liens and Encumbrances......16
     3.9   Intellectual Property.......................................16
           3.9.1   General.............................................16
           3.9.2   Company Technology..................................16
           3.9.3   Third Party Technology..............................17
           3.9.4   Trademarks..........................................17
           3.9.5   Intellectual Property Rights........................18
           3.9.6   Maintenance of Rights...............................18
           3.9.7   Third Party Claims..................................18
           3.9.8   Infringement by the Company.........................19
           3.9.9   Restrictions on Intellectual Property...............19
     3.10  Compliance; Permits; Restrictions...........................19
     3.11  Litigation..................................................20
     3.12  Brokers' and Finders' Fees..................................20
     3.13  Employee Benefit Plans......................................20
           3.13.1  Employee Benefit Plan Listing.......................20

           3.13.2  Documents Provided..................................21
           3.13.3  Compliance..........................................21
           3.13.4  Qualification.......................................22
           3.13.5  Contributions and Premium Payments..................22
           3.13.6  Multiemployer, Defined Benefit and Money
                   Purchase Pension Plans and Multiple Employer
                   Welfare Arrangements................................22
           3.13.7  Post-Termination Benefits...........................23
           3.13.8  Suits, Claims and Investigations....................23
           3.13.9  Payments Resulting From Transactions................23
           3.13.10 Insured Benefits....................................23
           3.13.11 Definitions.........................................24
     3.14  Employees; Labor Matters....................................24
     3.15  Environmental Matters.......................................25
     3.16  Agreements, Contracts and Commitments.......................26
     3.17  Change of Control Payments..................................27
     3.18  Board Approval..............................................27
     3.19  Fairness Opinion............................................27
     3.20  State Anti-Takeover Statutes Not Applicable;
           Company Rights Plan.........................................27
     3.21  Offer Documents; Proxy Statement............................28
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER....28
     4.1   Organization and Qualification..............................29
     4.2   Corporate Power, Authorization and Enforceability...........29
     4.3   No Conflict; Required Filings and Consents..................29
     4.4   Schedule TO.................................................30
     4.5   Available Funds.............................................30
ARTICLE V  COVENANTS...................................................30
     5.1   Conduct of Business by the Company..........................30
     5.2   Access to Information; Confidentiality......................33
     5.3   Proxy Material; Stockholders' Meeting.......................33
     5.4   No Solicitation; Break-up Fee...............................34
     5.5   Public Announcements........................................36
     5.6   Notification of Certain Matters.............................36
     5.7   Actions by Company..........................................37
     5.8   Officers' and Directors' Indemnification....................37
     5.9   Employment Agreements.......................................37
     5.10  Additional Agreements.......................................38
     5.11  Other Actions by the Company................................38
     5.12  Company Options.............................................38
     5.13  Stock Option Plans..........................................39
     5.14  Employee Benefit Plans......................................39
     5.15  Stockholder Litigation......................................39

ARTICLE VI  CONDITIONS OF MERGER.......................................39
     6.1   Conditions to the Obligations of Each Party
           to Effect the Merger........................................39
ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER.........................40
     7.1   Termination.................................................40
     7.2   Procedure and Effect of Termination.........................42
     7.3   Fees and Expenses...........................................42
     7.4   Amendment...................................................43
     7.5   Waiver......................................................43
ARTICLE VIII  MISCELLANEOUS............................................43
     8.1   Severability................................................43
     8.2   Notices.....................................................44
     8.3   Entire Agreement; No Third Party Beneficiaries;
           No Assignment...............................................45
     8.4   Interpretation; Knowledge...................................45
     8.5   Counterparts................................................46
     8.6   Other Remedies; Specific Performance........................46
     8.7   Governing Law...............................................46
     8.8   Rules of Construction.......................................47
     8.9   WAIVER OF JURY TRIAL........................................47

EXHIBIT A       Employment Agreements

EXHIBIT B       Required Third Party Consents

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 28, 2000, by and among InfrastruX Group, Inc., a Washington corporation ("Parent"), InfrastruX Acquisition, Inc., a Delaware corporation and
              ------
a wholly owned subsidiary of Parent ("Purchaser"), and UTILX Corporation, a
                                      ---------
Delaware corporation (the "Company").
                           -------

                                    RECITALS

     A. The Boards of Directors of Parent and Purchaser and the Board of Directors of the Company, through its special committee of disinterested directors (referred to herein as the "Board of Directors of the Company") have
                                      ---------------------------------
each unanimously approved the terms and conditions of a merger of Purchaser with and into the Company (the "Merger") upon the terms and subject to conditions set
                           ------
forth herein, the Board of Directors of the Company having determined that the Merger represents the best available transaction for the Company.

     B. Pursuant to the Merger, Purchaser will acquire each issued and outstanding share of Common Stock of the Company at a price of $6.125 net per Share to the seller in cash and without interest thereon (the "Offer Price").
                                                               -----------
In order to accomplish the Merger, Purchaser shall first commence a tender offer (the "Offer") by Purchaser under Section 14(d)(1) of the Securities and Exchange
      -----
Act of 1934, as amended (the "Exchange Act"), to purchase all outstanding shares
                              ------------
of the Common Stock, no par value, of the Company (shares of the Common Stock of the Company are referred to herein as the "Shares").
                                           ------

     C. The Board of Directors of the Company has unanimously resolved to recommend, subject to applicable law and the provisions of this Agreement, the acceptance of the Offer and approval of the Merger to the holders of Shares and determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and that the Offer and the Merger are in the best interests of the holders of such Shares.

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I


                                THE TENDER OFFER

1.1  The Offer

     (a) Provided that this Agreement shall not have been terminated pursuant to Section 7.1 and none of the events set forth in clause (iii) of Annex I shall have occurred or be existing, Purchaser shall, and Parent shall cause Purchaser to, promptly (but no later than five (5) business days) following the public announcement of the execution of this Agreement commence (within the meaning of Rule 14d-2 under the Exchange
Act) the Offer at the Offer Price.

     (b) The obligations of Purchaser to consummate the Offer and to accept for payment and pay for any of the Shares tendered shall be subject to the conditions set forth on Annex I, including that a minimum of sixty-seven percent (67%) of the Shares outstanding on a fully diluted basis (including for purposes of such calculation all Shares issuable upon the cash exercise of all vested and unvested stock options, warrants and conversion of convertible securities or other rights to purchase or acquire Shares) being validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"). The
                                                     -----------------
per Share amount shall be net to the seller in cash, upon the terms and subject to the conditions of the Offer and subject to reduction for any applicable federal back-up or other applicable withholding or stock transfer taxes. The Offer shall remain open until 12:00 Midnight, New York City time, on the date that is twenty (20) business days following the commencement of the Offer; which shall be the "Expiration Date," unless Purchaser extends the Offer as permitted
              ----------------
by this Agreement, in which case the "Expiration Date" means the latest time and
                                      ---------------
date to which the Offer is extended.

     (c) Purchaser expressly reserves the right in its sole discretion to waive any conditions to the Offer (other than the condition set forth in clause (i) unless agreed to by the Company or (iii)(E) of Annex I), to increase the price per Share payable in the Offer, to extend the duration of the Offer, or to make any other changes in the terms and conditions of the Offer, provided, however,
                                                            --------  -------
that no such change may be made which decreases the price per Share payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I or amends any other material terms of the Offer in a manner materially adverse to the Company's shareholders, and provided, further, that the Offer may not,
                                --------  -------
without the Company's prior written consent, be extended beyond the Expiration Date. Notwithstanding the foregoing, Purchaser may, without the consent of the Company but upon notification of the Company, (i) extend the offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable
                                         ---
to the Offer and (ii) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act) which shall not exceed ten (10) business days.

     (d)  The Offer shall be made by means of an offer to purchase (the "Offer
                                                                         -----
to Purchase") containing the terms set forth in this Agreement and the
-----------
conditions set forth in Annex I. Concurrently with the commencement of the Offer, Parent and Purchaser shall file with the SEC a tender offer statement on Schedule TO reflecting the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule TO"). Upon the terms and subject to the
                          -----------
conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase by accepting for payment and will pay for Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Date. The Schedule TO will contain or will incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisements (which Schedule TO, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent,
                                                     ---------------
Purchaser and the Company agree promptly to correct any information provided by any of them for use in the Offer Documents that shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Offer Documents will, on the date filed, comply in all material respects with all provisions of applicable federal securities laws.

1.2  Company Action

     (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) its Board of Directors has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of the Shares, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) resolved to recommend, subject to applicable law and the provisions of this Agreement, that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby and thereby (provided, however, that subject to
                                              --------  -------
the provisions of Section 5.4 such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.4)) and
(ii) Banc of America Securities LLC ("Banker") has rendered to the Board of
                                      ------
Directors of the Company its written opinion (which opinion is permitted to be included in writing in the Schedule 14D-9 (as defined in Section 1.2(b)), to the effect that the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in the first sentence of this Section 1.2(a), and has obtained the consent of Banker to the inclusion in the Schedule 14D-9 of a copy of the written opinion referred to in clause (ii) above.

     (b) The Company shall file with the SEC, concurrently with the filing by Parent and Purchaser of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act relating to the Offer (together with all exhibits, amendments and supplements thereto as well as the Information Statement required pursuant to Section 14(f) under the Exchange Act, collectively the "Schedule 14D-9"), which shall contain the recommendation of
                  --------------
the Company's Board of Directors described in Section 1.2(a), and shall disseminate the Schedule 14D-9 as required by Rule 14D-9 promulgated under the Exchange Act. The Schedule 14D-9, and each amendment thereto, will, on the date filed, comply in all material respects with the provisions of applicable federal securities laws. The Company, Parent and Purchaser agree promptly to correct any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and the Schedule 14D-9 as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review and shall be reasonably satisfied with the Schedule 14D-9 in the form in which such document is originally filed with the SEC, and all amendments and supplements thereto, prior to the time at which such documents and all documents related thereto are filed with the SEC. The Company shall provide Purchaser and its counsel with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after receipt of such comments.

     (c) The Company has been advised by each of the members of the Special Committee and by its Chief Executive Officer and Chief Financial Officer, as of the date of this Agreement, that such person intends to tender all outstanding Shares beneficially owned and not disclaimed by such person to Purchaser pursuant to the Offer unless to do so would subject such person to liability under Section 16(b) of the Exchange Act.

     (d) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each of a recent date, and shall promptly furnish Purchaser with such additional information, including updated lists of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request in connection with communicating the Offer and any amendments or supplements thereto to the Company's shareholders. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser shall hold in confidence the information contained in any of such labels and lists.

1.3  Directors

     Promptly upon the acquisition by Purchaser pursuant to the Offer of such number of Shares which satisfies the Minimum Condition and from time to time thereafter, Parent shall be entitled to designate a majority of the members of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act. The Company shall, upon request by Parent, promptly increase the size of the Board of Directors to the extent permitted by its Restated Certificate of Incorporation and/or secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors and shall cause Parent's designees to be so elected. The Company shall take, at its expense, all action necessary to effect any such election, including mailing to its shareholders the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in form and substance reasonably satisfactory to Parent and its counsel. Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time (as defined in Section 2.2), any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Purchaser or waiver of the Company's rights hereunder, shall require the concurrence of a majority of the Company's directors (or the concurrence of the director, if there is only one remaining) then in office who are directors on the date hereof, or are directors (other than directors designated by Parent in accordance with this Section 1.3)
designated by such persons to fill any vacancy (the "Continuing Directors").
                                                     --------------------

                                   ARTICLE II


                                   THE MERGER

2.1  The Merger

     Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser shall be merged
                                           ----
with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI of this Agreement. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence
                  ---------------------
of Purchaser shall cease. At the election of Parent or Purchaser, any direct or indirect wholly owned subsidiary of Parent incorporated under the laws of Delaware may be substituted for Purchaser as a constituent corporation in the Merger. As used herein, the term "Purchaser" shall, upon such substitution
                                   ---------
refer to any such substituted corporation.

2.2  Effective Time

     The Merger shall be consummated by and shall be effective at the time there has been filed as provided by Section 2.12 with the Secretary of State of the State of Delaware the articles of merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL. The time of such filing is referred to as the "Effective Time."
                              --------------

2.3  Effects of the Merger

     The Merger shall have the effects set forth in applicable sections of the DGCL. As of the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

2.4  Restated Certificate of Incorporation

     The Restated Certificate of Incorporation of the Surviving Corporation shall be amended to contain the substantive provisions of the Certificate of Incorporation of the Purchaser as in effect at the Effective Time, except that
Article I thereof shall read as follows: "The name of this corporation is UTILX Corporation."

2.5  Bylaws

     The Bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter duly amended in accordance with applicable law.

2.6  Directors

     The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, or as otherwise provided by law.

2.7  Officers

     The officers of the Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Such officers of the Surviving Corporation will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, or as otherwise provided by law.

2.8  Conversion of Shares

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of the Shares:

          (i) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held, directly or indirectly, by Parent, Purchaser, the Company or any of their majority-owned subsidiaries and any Dissenting Shares (as defined below)) shall automatically be canceled and extinguished and be converted into the right to receive $6.125, or such higher amount per Share as is paid pursuant to the Offer (the "Merger Consideration"),
                                                        --------------------
in cash, without interest thereon.

          (ii) Each Share issued and outstanding immediately prior to the Effective Time which is owned or held, directly or indirectly, by Parent, Purchaser, the Company or any of their majority-owned subsidiaries shall be canceled and extinguished and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto.

          (iii) Each holder (other than holders referred to in Section 2.8(a)(ii)) of a certificate representing any Shares shall after the Effective Time cease to have any rights with respect to such Shares, except either to receive the Merger Consideration upon surrender of such certificate, or to exercise such holder's appraisal rights as provided in Section 2.9 and the DGCL.

          (iv) Each share of Common Stock of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and thereafter represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (v) Each Company Option (as defined in Section 3.2) shall be treated in accordance with Section 5.12.

     (b) Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time and which are held by a holder who dissents from the Merger in the manner provided under the DGCL and becomes entitled to obtain payment for the fair value of such Shares pursuant to the applicable provisions of the DGCL ("Dissenting Shares") shall
                                                    -----------------
not be converted into a right to receive the Merger Consideration pursuant to this Section 2.8, but the holders of Dissenting Shares shall instead be entitled to receive such consideration as shall be determined pursuant to the DGCL; provided, however, that this Section 2.8 shall apply to Shares held by a
--------  -------
dissenting shareholder who subsequently withdraws his or her demand for payment in the manner provided under the DGCL, fails to comply fully with the requirements of applicable provisions of the DGCL, or otherwise fails to establish the fair value of such holder's Shares under the DGCL, in which event such Shares shall be deemed to be converted into the right to receive the Merger Consideration pursuant to Section 2.8. The Company shall give Parent and Purchaser prompt notice of any written objection to the Merger and demand for payment of the fair value of Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demand for payment of the fair value of Shares. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the DGCL.

2.9  Payment for Shares

     (a) Prior to the Effective Time, Purchaser shall select and appoint a bank to act as agent for the holders of Shares (the "Paying Agent") to receive and
                                                ------------
disburse the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.8. At the Effective Time, Purchaser or Parent shall provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration.

     (b) As soon as practicable after the Effective Time, Purchaser or Parent shall cause the Paying Agent to mail to each record holder a certificate or certificates representing Shares which as of the Effective Time represents the right to receive the Merger Consideration (the "Certificates"), a form of letter
                                                ------------
of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be requested, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this Section, each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration (without interest thereon), and shall have no other right.

     (c) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange thereof are registered, it shall be a condition to the payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment or delivery shall pay any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (d) Promptly following the date that is six months after the Effective Date, the Paying Agent shall return to the Surviving Corporation all Merger Consideration and other cash, property and instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration (without interest thereon). Notwithstanding the foregoing, the Surviving Corporation shall be entitled to receive from time to time all interest or other amounts earned with respect to any cash deposited with the Paying Agent as such amounts accrue or become available.

2.10 No Further Rights or Transfers

     At and after the Effective Time the holders of Certificates to be exchanged for the Merger Consideration pursuant to this Agreement shall cease to have any rights as to shareholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. Any Certificates formerly representing Shares presented to the Surviving Corporation or Paying Agent shall be canceled and exchanged for the Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

2.11 Supplementary Action

     If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

2.12 Closing

     Upon the terms and subject to the conditions of this Agreement, as soon as practicable after all the conditions to the obligations of the parties hereto to effect the Merger under Article VI of this Agreement shall have been satisfied or waived, the Company and Purchaser shall (i) file with the Delaware Secretary of State a certificate or agreement of merger or a certificate of ownership and merger in such form as may be required by, and executed in accordance with, the relevant provisions of the DGCL and (ii) take all such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filing referred to in this Section, a closing (the "Closing") will be held
                                                        -------
at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington or at such other location as the parties may establish for the purpose of confirming all the foregoing. The date and the time of such Closing are referred to as the "Closing Date."
                        ------------

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company (which for purposes of this Article III shall include the Company and each of its subsidiaries unless the context otherwise requires) represents and warrants to Parent and Purchaser, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to Parent and Purchaser dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Schedules"), as follows:
                                             -----------------

3.1  Organization of the Company

     (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below).

     (b) The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, indicating the jurisdiction of incorporation or formation of each subsidiary, the jurisdictions in which such subsidiary is qualified or licensed to do business, and the Company's and any other person's equity interest therein. Except for qualifying directors' shares, no person other than the Company owns any equity interest in any such subsidiary.

     (c) The Company has delivered or made available to Parent a true and correct copy of the Restated Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor, to the knowledge of the Company, any of its subsidiaries is in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws or equivalent governing instruments.

     (d)  When used in connection with the Company, the term "Material Adverse
                                                             ----------------
Effect" means, for purposes of this Agreement, any change, event or effect that
------
is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Company and its subsidiaries taken as a whole.

3.2  Company Capital Structure

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value, of which 7,475,944 shares were issued and outstanding as of June 2, 2000, and 2,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. No shares of capital stock have been issued since June 2, 2000 except pursuant to option exercises. All outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Restated Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of the date of this Agreement, the Company had reserved an aggregate of 1,600,000 shares of the Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the 1984 Restated Nonqualified Stock Option Plan, 1984 Restated Stock Option Plan, 1987 Restated Stock Option Plan for Non-Employee Directors and the 1994 Option and Restricted Stock Plan for Employees (the "Option Plans"). (Stock options
                                              ------------
granted by the Company pursuant to the Option Plans or otherwise are referred to in this Agreement as "Company Options.") As of June 2, 2000, there were Company
                      ---------------
Options outstanding to purchase an aggregate of 1,572,416 shares of Common Stock, issued to employees, consultants and non-employee directors pursuant to the Option Plans. Except for 10,000 shares subject to options granted to Bob Gannon upon his election as a new director on June 9, 2000, no Company Options have been granted since June 2, 2000 and, except pursuant to the exercise of Company Options, no shares of capital stock of the Company have been issued by the Company since June 2, 2000. All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Company has provided the Purchaser a complete and accurate list as of June 26, 2000 of each person who held restricted stock or options, the name of the holder of such shares or option, the exercise price of such option, and the term of such shares or option.

3.3  Obligations With Respect to Capital Stock

     Except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Company, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

3.4  Authority

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's shareholders and the filing and recordation of the Restated Articles of Merger pursuant to the DGCL. A vote of the holders of two-thirds of the outstanding Shares is required for the Company's shareholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's shareholders, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected and which will have a Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected. The Company Schedules list all consents, waivers and approvals under any of the Company's or any of its subsidiaries' material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required by or with respect to the Company in
  -------------------
connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or
                                           -------
antitrust laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Offer or the Merger.

3.5  SEC Filings; the Company Financial Statements

     (a) The Company has filed in a timely manner all forms, reports and documents required to be filed with the SEC since it became subject to the reporting requirements of the Exchange Act, and has made available to Parent all such forms, reports and documents. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their
                                       -------------------
respective dates, the Company SEC Reports and all currently effective registration statements of the Company filed with the SEC (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and
 --------------
regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials") including any of the Company SEC Reports filed after the
 ------------------
date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except
  ----
as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (z) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. The balance sheet of the Company contained in the Company SEC Reports as of March 31, 2000 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials or the
 ---------------------
Company Schedules, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate and liabilities incurred in connection with this Agreement.

     (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

3.6  Absence of Certain Changes or Events

     Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

3.7  Taxes

     (a) To the Company's knowledge, (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company and each of its subsidiaries have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes (as defined below) of the Company and each of its subsidiaries (whether or not reflected on any Tax Return) have been fully and timely paid, withheld and remitted to the applicable Taxing authority; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company or any of its subsidiaries in connection with any Tax Returns covering the Company or any of its subsidiaries with respect to any Taxes payable thereby;
(iv) no taxing authority in a jurisdiction where none of the Company or any of its subsidiaries files Tax Returns has made a claim, assertion or threat to the Company or any of its subsidiaries that the Company or any of its subsidiaries is or may be subject to taxation by such jurisdiction; (v) there are no liens with respect to Taxes on any of the Company's or any of its subsidiaries' property or assets other than liens for current Taxes not yet payable; (vii) there are no audits or other administrative proceedings presently in progress, pending or threatened with respect to Taxes or any Tax Return of the Company or any of its subsidiaries; and (viii) no Tax deficiencies or assessments have been proposed, asserted or threatened against the Company or any of its subsidiaries.

     (b) Neither the Company nor, to the Company's knowledge, any of its subsidiaries nor any other Person on behalf thereof (i) has executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") or any predecessor provision thereof or any
                          ----
similar provision of state, local or foreign law; or (ii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

     (c) To the knowledge of the Company, there is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries either
(i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or its subsidiaries have knowledge based on contact or correspondence with any agent of such authority. Schedule 3.7 (c) to the Company Schedules lists all U.S. federal Tax Returns filed with respect to the Company and its subsidiaries for taxable periods ended on or after March 31, 1995 that have been audited. The Company has made available to Parent through the Company's accountants correct and complete copies of all income, excise and franchise Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company related thereto for all taxable periods ended on or after March 31, 1995.

     (d) Neither the Company, nor any of its subsidiaries, nor any ERISA Affiliate (as defined in Section 3.13.11) has made any payments, is obligated to make any payments or is a party to (or a participating employer in) any agreement or Employee Benefit Plan (as defined in Section 3.13.11) that could obligate it to make any payments that would constitute "excess parachute payments" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 162(a)(1), 162(m) or 404 of the Code.

     (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (f) Neither the Company nor any of its subsidiaries is a party to any Tax allocation, sharing, indemnity or similar agreement. Neither the Company nor any of its subsidiaries (i) has been a member of a Tax Group (as defined below) filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) (other than the Tax Group, the common parent of which is the Company) and (ii) does not have any liability for Taxes of any Person (other than the Company and any of its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

     (g) The unpaid Taxes of the Company and its subsidiaries (i) did not, as of March 31, 2000, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

     As used in this Agreement, the following terms shall have the following meanings:

     "Taxes" means (A) all foreign, federal, state, county or local taxes,
      -----
charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under
Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, or being a member of a Tax Group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and "Tax" means any of the foregoing Taxes.
                   ---

     "Tax Group" means any federal, state, local or foreign consolidated,
      ---------
affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

     "Tax Returns" means any return, declaration, report, claim or refund,
      -----------
information return, statement or other similar document, including any schedule or attachment thereto, and including any amendment thereof required to be filed with respect to Taxes.

3.8  Title to Properties; Absence of Liens and Encumbrances

     (a) The Company Schedules list all jurisdictions in which real property is owned or leased by the Company. The Company Schedules list all real property leases to which the

Company is a party and each amendment thereto with lease payments of more than an aggregate of $100,000 per year. All such current leases are in full force and effect, are valid and effective in accordance with the respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

     (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except as reflected in
                                              -----
the Company Financials or in the Company Schedules and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

3.9  Intellectual Property

     3.9.1     General

     The Company owns, co-owns or is licensed and has all rights in and to all intellectual property and other proprietary rights required to conduct its business as now conducted and as proposed to be conducted, including, without limitation, all trade names, trademarks, service marks, logos, brand names and other identifiers, trade secrets, maskworks, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions, reissues, reexaminations, divisionals and continuations (in whole or in part) thereof, all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

     3.9.2     Company Technology

     (a) Schedule 3.9.2 to the Company Schedules sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement and that are essential, proprietary, and required to conduct its business as now conducted and as proposed to be conducted , together with all prior versions, predecessors or precursors to such products or tools (collectively, the "Products"). Except for
                                                         --------
the Third Party Technologies (as defined in Section 3.9.3), the Company owns all right, title and interest in and to the following (collectively, the
"Technology"), free and clear of all Liens:   all inventions, discoveries,
 ----------
processes, designs, works of authorship, data compilations (whether in electronic form or not) trade secrets, know-how and other confidential or proprietary information related to the Products. The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."
     ------------------

     (b) The Company owns certain proprietary Company Technology relating to the CableCure treatment process and injection technology, separate and apart from its rights under the CableCure license agreement with Dow Corning Corporation, which would provide the Company with a significant competitive advantage, both in terms of cost and product/service effectiveness, relative to any other third parties in the event that the exclusivity provisions of the CableCure license agreement with Dow Corning Corporation were terminated in connection with the Dow Corning Corporation bankruptcy proceedings.

     3.9.3     Third Party Technology

     Schedule 3.9.3 to the Company Schedules sets forth a list of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all
                                       ------------------------
material license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies (the "Third
                                                                        -----
Party Licenses"), indicating, with respect to each of the Third Party
--------------
Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (b) all other Third Party Technology material to and necessary for the conduct of the Company's business as now conducted and as proposed to be conducted. All Third Party Licenses are valid, binding and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder. To the knowledge of the Company, no action has been taken to reject the CableCure License in connection with the Dow Corning bankruptcy proceedings.

     3.9.4     Trademarks

     Schedule 3.9.4 to the Company Schedules sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used by the Company in its business (the "Marks").
                                                                        -----
The Company has full legal and beneficial ownership, free and clear of any Liens, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

     3.9.5     Intellectual Property Rights

     Schedules 3.9.4 and 3.9.5 to the Company Schedules sets forth all patents, patent applications, copyright registrations (and applications therefor), maskwork registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the Marks. Except as set forth in Schedule
3.9.3 and 3.9.5 to the Company Schedules, the Company owns all right, title and interest, free and clear of any Liens, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP Rights").

     3.9.6     Maintenance of Rights

     The Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation, lapse or unenforceability of any item of the IP Rights or the IP Registrations or any inventions, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights, IP Registrations or inventions, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect. Except as set forth in Schedules 3.9.6 to the Company Schedules, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights, except for any such grant that would not be reasonably expected (as far as can be foreseen at the time) to have a Material Adverse Effect. To the best of the Company's knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights and the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

     3.9.7     Third Party Claims

     Except as disclosed in Schedules 3.9.7(a), (b) and (c) to the Company Schedules, (a) the Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership of or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

     3.9.8  Infringement by the Company

     Except as disclosed in Schedule 3.9.8 to the Company Schedules, (a) the manufacture, use, sale, disclosure, execution, reproduction, modification, adaptation, distribution, performance or display of any of the Technology or any modifications or enhancements thereof, in the Company's business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, maskwork, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights, or claiming that any other entity has any claim of infringement with respect thereto.

     3.9.9  Restrictions on Intellectual Property

     To the knowledge of the Company, none of the Company's officers, employees, consultants, distributors, agents, representatives or advisors has entered into any agreement relating to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

3.10  Compliance; Permits; Restrictions

     (a) Neither the Company nor any of its subsidiaries is, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected and, in either case, which default or violation would have a Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

     (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Company (collectively, the "Company
                                                                    -------
Permits").  The Company and its subsidiaries are in compliance in with the terms
-------
of the Company Permits, except where the failure to do so would not have a Material Adverse Effect.

3.11  Litigation

     There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the knowledge of the Company, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company or any of its subsidiaries which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Exchange Act which has not been disclosed in the Company's Exchange Act filings. To the knowledge of the Company, no Governmental Entity has at any time challenged or questioned in writing the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

3.12  Brokers' and Finders' Fees

      Except for fees payable to Banker pursuant to an engagement letter dated June 14, 2000, as amended, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.13  Employee Benefit Plans

      3.13.1  Employee Benefit Plan Listing

      Schedule 3.13.1 to the Company Schedules contains a complete and accurate list of all material Employee Benefit Plans other than the Option Plans.
Neither the Company nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional material Employee Benefit Plan, or to modify or amend any existing material Employee Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by the Company, any ERISA Affiliate or any other person relating to any material Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. Except as disclosed in the Company Schedules, the terms of each material Employee Benefit Plan permit the Company or its ERISA Affiliates to amend or terminate such Employee Benefit

Plan at any time and for any reason without material penalty or material liability. Except as disclosed in the Company Schedules, none of the rights of the Company or any ERISA Affiliate under any material Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated in (or by) this Agreement.

     3.13.2  Documents Provided

     The Company has delivered or will deliver to Parent within ten (10) business days after the execution of this Agreement true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (a) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) all summary plan descriptions, summaries of material modifications and all employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (c) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements;
(d) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (e) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company since the date of the most recently completed and filed annual report; (f) all correspondence to or from any Governmental Entity relating to such Employee Benefit Plan; (g) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; (h) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (i) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

     3.13.3  Compliance

     With respect to each material Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all respects in accordance with its terms and in material compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (b) the Company, each ERISA Affiliate, each fiduciary of such Employee Benefit Plan and all other persons have, at all times, properly performed all material obligations, whether arising by operation of law or by contract, required to be performed by any of them in connection with such Employee Benefit Plan; (c) none of the Company, any ERISA Affiliate or any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law in any material respect; (d) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (e) neither the Company nor any ERISA Affiliate has incurred, and there exists no condition or set of circumstances in connection with which the Company, any ERISA Affiliate, Parent, Purchaser or the Surviving Corporation could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation or pursuant to any indemnification or similar agreement with respect to such Employee Benefit Plan.

     3.13.4  Qualification

     Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. No fact exists or is reasonably expected by the Company or any ERISA Affiliate to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in
Section 416 of the Code.

     3.13.5  Contributions and Premium Payments

     All contributions, premiums and other payments (including, without limitation, administrative costs, such as trustee and service provider fees) due or required to be paid to (or with respect to) each material Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Company Balance Sheet.

     3.13.6 Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements.

     Neither the Company nor any ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or any multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

     3.13.7  Post-Termination Benefits

     Except as disclosed in the Company Schedules, none of the Company, any ERISA Affiliate or any material Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any ERISA Affiliate, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and
(c) deferred compensation that is accrued as a current liability on the Company Balance Sheet.

     3.13.8  Suits, Claims and Investigations

     Except as disclosed in the Company Schedules, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and each ERISA Affiliate, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company and each ERISA Affiliate, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other Governmental Entity, and, to the knowledge of the Company or any ERISA Affiliate, no such action is contemplated or under consideration by the IRS, the DOL or any other Governmental Entity.

     3.13.9  Payments Resulting From Transactions

     Except as disclosed in the Company Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in (or by) this Agreement, will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, any ERISA Affiliate, Parent, Purchaser, the Surviving Corporation or any Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual,
(c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company, any ERISA Affiliate, Parent, Purchaser or the Surviving Corporation to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

   3.13.10  Insured Benefits

     With respect to any Employee Benefit Plan that is funded wholly or partially through a third party insurance policy, there will be no liability, as of the Effective Time, under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

   3.13.11  Definitions

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act
               -----
of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code).

          (b) "DOL" means the United States Department of Labor.
               ---

          (c) "Employee Benefit Plan" means any retirement, pension, profit
               ---------------------
sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit (within the meaning of Section 132 of the Code) or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company or any ERISA Affiliate (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company or any ERISA Affiliate has (or could have) any obligation or liability.

          (d) "ERISA" means the Employee Retirement Income Security Act of 1974,
               -----
as amended.

          (e) "ERISA Affiliate" means any corporation, partnership, limited
               ---------------
liability company, sole proprietorship, trade, business or other organization, entity or person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          (f) "HIPAA" means the Health Insurance Portability and Accountability
               -----
Act of 1997, as amended.

          (g) "IRS" means the United States Internal Revenue Service.
               ---

3.14  Employees; Labor Matters

      To the Company's knowledge, no employee of the Company (a) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (b) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company except for terminations of a nature and number that are consistent with the Company's prior experience. Company Schedule 3.14 lists all collective bargaining agreements that are binding on the Company. To the Company's knowledge, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of the Company or any of its subsidiaries. To the Company's knowledge, the Company and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, OSHA, ERISA, WARN or any similar state or local law).

3.15  Environmental Matters

      (a) Hazardous Material. To the Company's knowledge, no underground storage
          ------------------
tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office
                                      ------------------
and janitorial supplies, are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

      (b) Hazardous Materials Activities.  Neither the Company nor any of its
          ------------------------------
subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any
                        ------------------------------
rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, except where such violation would not have a Material Adverse Effect.

      (c) Permits.  The Company and its subsidiaries currently hold all
          -------
environmental approvals, permits, licenses, clearances and consents (the

"Company Environmental Permits") material and necessary for the conduct of the
------------------------------
Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

      (d) Environmental Liabilities.  No material action, proceeding, revocation
          -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or the Company's knowledge, threatened concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any material environmental litigation or impose upon the Company any material environmental liability.

       The Cablecure/R/ and CableBlock/R/ services provided to customers have been conducted in compliance with all applicable environmental and safety laws, and have not resulted in any soil contamination or given rise to any claims of which the Company has notice, nor to the Company's knowledge, is there any basis for any such claims.

3.16  Agreements, Contracts and Commitments

      Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries is a party to or is bound by:

      (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its subsidiaries o n no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

      (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, stock purchase plan or restricted stock purchase agreement, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Company or any of its subsidiaries and any of its officers or directors;

     (d) any agreement, contract or commitment currently in force containing any covenant limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

     (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

     (f) any material joint marketing or development agreement.

     Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any agreement, contract or commitment to which the Company or any of its subsidiaries is a party of the type described above or any other material agreement, contract or commitment (any such agreement, contract or commitment, as well as any agreement, contract or commitment that is an exhibit to any Company SEC Report, a "Company Contract") in such a manner as would permit any
                       ----------------
other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to the Company.

3.17  Change of Control Payments

      The Company Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company as a result of or in connection with the Offer and/or the Merger.

3.18  Board Approval

      The Board of Directors of the Company has, as of the date of this Agreement (a) determined that this Agreement and the transactions contemplated hereby, including each of the Offe r and the Merger, are fair to and in the best interests of the holders of the Shares, (b) approved and adopted this Agreement and the transactions contemplated hereby and (c) resolved to recommend that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the transactions contemplated hereby and thereby.

3.19  Fairness Opinion

      The Company's Board of Directors has received a written opinion from Banker to the effect tha t the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view, and the Company has delivered to Parent a copy of such opinion.

3.20  State Anti-Takeover Statutes Not Applicable; Company Rights Plan

      The Board of Directors of the Company has taken all actions so that (a) the restrictions contained in Chapter 23B.19 of the Washington Business Corporation Act and Section 203 of the DGCL will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement, (b) approval of shareholders holding sixty-se ven percent (67%) of the outstanding shares will be sufficient under the DGCL to approve the Merger, and (c) the execution, delivery and performance of this Agreement and the consummation of the Merger will not cause any change, effect or result under the Rights Agreement, dated as of November 6, 1998, between the Company and American Stock Transfer and Trust Company (the "Company Rights Plan") which is adverse to the interests of
             --------------------
Purchaser or Parent.

Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Company Rights Plan has been (or will be within five business days of the date hereof) amended to (i) render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) neither Parent nor Purchaser is an Acquiring Person (as defined in the Company Rights Plan) pursuant to the Company Rights Plan by virtue of the Offer or the Consummation of the Merger or the other transactions contemplated hereby and thereby and (y) a Distribution Date or Shares Acquisition Date (as such terms are defined in the Company Rights Plan) does not occur by reasons of the execution of this Agreement, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby, and such amendment may not be further amended by Company without the prior consent of Parent in its sole discretion.

3.21  Offer Documents; Proxy Statement

      Neither the Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times that the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the shareholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company
                                                                   -------
Stockholders' Meeting") or the information statement to be sent to such
---------------------
shareholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is referred to as the "Proxy Statement"), shall, at the
                                                ---------------
date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The
Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied to the Company by Parent or Purchaser which is contained in the foregoing document.

                                  ARTICLE IV.


             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

4.1  Organization and Qualification

     Each of Parent and Purchaser is a corporation duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

4.2  Corporate Power, Authorization and Enforceability

     Each of Parent and Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser, the performances by each of Parent and Purchaser of their respective obligations hereunder and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each Parent and Purchaser and no other corporate action on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

4.3  No Conflict; Required Filings and Consents

     (a) Assuming satisfaction of all applicable requirements referred to in
Section 4.3(b) below, the execution and delivery of this Agreement by Parent and Purchaser, the compliance by Parent and Purchaser with the provisions hereof and the consummation by Parent and Purchaser of the transactions contemplated hereby will not conflict with or violate (i) any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to Parent and Purchaser or any of their properties, other than such conflicts or violations which individually or in the aggregate do not and will not have a material adverse effect on the business, properties, assets, results of operations or financial condition of Parent and Purchaser, taken as a whole, or (ii) conflict with or violate the Articles of Incorporation or Bylaws of Parent and the Certificate of Incorporation or Bylaws of Purchaser.

     (b) Other than in connection with or in compliance with the provisions of the DGCL, the Exchange Act, the "takeover" or "blue sky" laws of various states and the HSR Act, (i) neither Parent nor Purchaser is required to submit any notice, report, registration, declaration or other filing with any Governmental Entity in connection, with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained by Parent and Purchaser in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement. None of the information supplied by Parent and Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

4.4  Schedule TO

     Neither the Schedule TO nor the Offer Documents, nor any of the information supplied by Parent and Purchaser for inclusion in the Schedule 14D-9, shall at the respective times the Schedule TO or the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders or upon the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading (except for information supplied by the Company for inclusion in the Schedule TO and the Offer Documents, as to which Parent and Purchaser make no representation).

4.5  Available Funds

     Parent has or has available to it, and will make available to Purchaser, all funds necessary to satisfy all of Parent's and Purchaser's obligations under this Agreement and in connection with the transaction contemplated hereby, including, without limitation, the obligation to purchase all outstanding Shares pursuant to the Offer and the Merger and to pay all related fees and expenses in connection with the Offer and the Merger.

                                   ARTICLE V

                                   COVENANTS

5.1  Conduct of Business by the Company

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Article V shall include the Company and each of its subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, the Company will promptly notify Parent of any material event involving its business or operations.

     In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, the Company shall not do any of the following, and shall not permit any of its subsidiaries to do any of the following:

     (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

     (c) Other than with respect to the proposed licensing and joint venture arrangement with Mr. T. Chen and affiliates (the "Chen Transaction"), transfer
                                                  ----------------
or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company's intellectual property or other proprietary rights, or enter into grants to future patent rights, other than in the ordinary course of business, consistent with past practice;

     (d) Buy any intellectual property of a third party or enter into any license agreement with respect to the intellectual property of any third party for an acquisition or license, the price for which exceeds $50,000 individually (or in the aggregate for a single third party), other than "shrink wrap," "click wrap," and similar widely available commercial end-user licenses;

     (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company or split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company;

     (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof (which repurchase rights the Company shall be obligated to exercise if the repurchase price is less than the Merger Consideration);

     (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or any securities convertible into shares of capital stock of the Company, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of Shares pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement;

     (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

     (i) Other than with respect to the Chen Transaction, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances;

     (j) Other than with respect to the Chen Transaction, sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

     (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities, or guarantee any debt securities of others;

     (l) Adopt or amend any employee benefit or employee stock purchase or employee option plan (other than is necessary to comply with law), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

     (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

     (n) Other than with respect to the Chen Transaction, make any grant of exclusive rights to any third party;

     (o) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement involving payments of $50,000 or more to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

     (p) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes in an amount in excess of $50,000 in the aggregate;

     (r) Commence any litigation or settle any litigation for an amount in excess of the greater of $100,000 in the aggregate or the amount reserved in respect thereof in the Company Balance Sheet, as set forth in Section 5.1 of the Company Schedules; or

     (s)  Agree in writing or otherwise to take any of the actions described in
(a) through (r) above.

     With respect to the actions described in (a), (b) and (l) above, the Company further represents and warrants that it has not taken any such actions since March 31, 2000, other than the authorization of the annual bonuses in April 2000 and their payment in May 2000.

5.2  Access to Information; Confidentiality

     (a) Subject to and in accordance with the terms and conditions of that certain letter dated May 24, 2000 between Parent and the Company (the

"Confidentiality Agreement"), from the date of this Agreement to the Effective
--------------------------
Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of Parent, Purchaser and their affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with Parent or Purchaser, and their respective officers, employees and agents, reasonable access at all reasonable times to its officers, employees, agents, properties, books, records and contracts, and shall furnish Parent, Purchaser and their affiliates and the attorneys, banks, other financial institutions and investment banks working with Parent or Purchaser, all financial, operating and other data and information as they reasonably request.

     (b) Subject to the requirements of law, Parent and Purchaser shall, and shall use their reasonable efforts to cause their officers, employees and agents, and the attorneys, banks, other financial institutions and investment banks who obtain such information to, hold all information obtained pursuant to this Agreement or the Confidentiality Agreement in accordance with the terms and conditions of the Confidentiality Agreement.

     (c) No investigation pursuant to this Section 5.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.3  Proxy Material; Stockholders' Meeting

     (a) The Company and each of Parent and Purchaser shall prepare and file, or shall cause to be prepared and filed, with the SEC those documents, schedules and amendments and supplements thereto required to be filed with respect to the transactions contemplated by this Agreement. The Company, acting through its Board of Directors, shall, if necessary, cause the Company Stockholders' Meeting to be duly called (including establishing the record date, if requested, to be a date immediately after the date the Purchaser first purchases any Shares pursuant to the Offer) and shall give notice of, convene and hold the Company Stockholders' Meeting as soon as practicable, and at such time and place designated by Parent or Purchaser, for the purpose of approving the Merger, this Agreement and any other actions contemplated hereby which require the approval of the Company's stockholders. The Company shall recommend to its stockholders approval of the Merger and take all reasonable actions necessary to solicit such approval. The Company shall use its best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Purchaser, shall respond promptly to any comments of the SEC relating to any preliminary proxy statement regarding the Merger and the other transactions contemplated by this Agreement and to cause the Proxy Statement to be mailed to its stockholders, all at the earliest practicable time. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC with respect to the Proxy Statement or the Company Stockholders' Meeting, each party shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the Company's stockholders such amendment or supplement. The Proxy Statement and all amendments and supplements thereto shall comply with applicable law and be in form and substance satisfactory to each of Parent and Purchaser and the Company. The Company, acting through its Board of Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote, to the extent possible, for the approval and adoption of this Agreement and the Merger and shall disclose, to the extent possible, that each of the Company's directors and executive officers intend to tender all outstanding shares beneficially owned by such persons to Purchaser pursuant to the Offer unless to do so would subject such person to liability under Section 16(b) of the Exchange Act. The Company shall solicit from stockholders of the Company proxies in respect of such approval and adoption and shall, subject to applicable law, take all other actions necessary or, in the reasonable judgment of Parent and Purchaser, advisable to secure the vote or consent of the Company's stockholders required by the DGCL to effect the Merger.

     (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least ninety percent (90%) of the outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Article VI, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting and without a vote of the Company's stockholders, in accordance with the DGCL.

5.4  No Solicitation; Break-up Fee

     (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Company. For the purposes of this Agreement, an "Acquisition Proposal"
                                                         --------------------
with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Parent of the terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

     (b) Notwithstanding the provisions of paragraph (a) above, prior to consummation of the Offer, the Company may participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment determines, upon advice of its independent financial advisors, would result in a transaction more favorable than the Offer and the Merger to the shareholders of the Company from a financial point of view and for which there would not be a financing condition or contingency, (a "Superior
                                                                   --------
Proposal").  In the event the Company receives a Superior Proposal, nothing
--------
contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from recommending such Superior Proposal to the Company's stockholders, provided that (i) the Board determines in good faith that such action is required by its fiduciary duties under applicable law; (ii) the Company shall not recommend to its stockholders a Superior Proposal until at least two (2) business days after Parent's receipt of a copy of such Superior Proposal (or a description of its terms and conditions, if not in writing); and (iii) the Company shall not recommend to its stockholders a Superior Proposal unless the Company shall have terminated this Agreement and paid the Break-up Fee pursuant to Section 7.3(c).

     (c) Notwithstanding anything to the contrary herein, the Company will not provide any non-public information to a third party unless: (x) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously delivered to Parent.

     (d) Nothing contained in this Section 5.4 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or (b) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, upon the advice of outside counsel, failure so to disclose would constitute a breach of its fiduciary duties to the Company's shareholders under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.4(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. The taking of a position by the Company pursuant to Rule 14e-2(a)(2) or (3) of the Exchange Act in respect of an Acquisition Proposal shall not be deemed a withdrawal, a modification or a proposal to withdraw or modify its position with respect to the Acquisition for purposes hereof.

5.5  Public Announcements

     Parent and Purchaser on the one hand and the Company on the other hand will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. This Section 5.5 shall supersede any conflicting provisions in the Confidentiality Agreement.

5.6  Notification of Certain Matters

     (a) The Company shall give prompt notice (which notice shall state that it is delivered pursuant to Section 5.6(a) of this Agreement) in writing to Parent, and Parent and Purchaser shall give prompt notice in writing to the Company, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement through the Effective Time and (ii) any failure of the Company, Parent or Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     (b) The Company shall give prompt notice in writing (which notice shall state that it is delivered pursuant to Section 5.6(b) of this Agreement) to Parent of (i) any act, omission to act, event or occurrence which, with the passage of time or otherwise, would likely have a Material Adverse Effect on the Company and (ii) any material contingent liability of the Company or any of its subsidiaries for which such party reasonably believes it will, with the passage of time or otherwise, become liable; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

5.7  Actions by Company

     Subject to the terms and conditions hereof, the Company shall, and shall cause its subsidiaries to, cooperate with Parent and Purchaser and take all such actions as may be reasonably requested by Parent and Purchaser to accomplish the Merger.

5.8  Officers' and Directors' Indemnification

     (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the "Indemnified Parties"). The Restated
                                            -------------------
Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

     (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 150% of such annual premium).

5.9  Employment Agreements

     Prior to commencement of the Offer, the Company shall offer to enter into employment agreement (the "Employment Agreement") with William Weisfield, which
                           --------------------

Employment Agreement shall be substantially in the form of Exhibit A hereto or such other terms as may be accepted in writing by Parent.

5.10 Additional Agreements

     (a) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Offer and the Merger) and to cooperate with each other in connection with the foregoing.

     (b) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use (i) all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, and (ii) all reasonable efforts to obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the HSR Act, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and to fulfill all conditions to this Agreement.

5.11 Other Actions by the Company

     If any "fair price," "moratorium," "control share acquisition," "shareholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Offer or the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby.

5.12 Company Options

     As soon as reasonably practicable following the date of this Agreement, the board of directors of the Company (or, if appropriate, any committee administering the Option Plans) shall adopt resolutions or take such other actions as may be reasonably requested by Purchaser (which resolutions or other actions may be contingent on the Purchaser acquiring pursuant to the Offer such number of Shares which satisfies the Minimum Condition) as may be required to effect the following: (i) adjust the terms of all outstanding Company Options, whether vested or unvested, as necessary to provide that each Company Option outstanding, including all vested and unvested Company Stock Options, shall be canceled effective immediately prior to the Effective Time, with the holder thereof becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) $6.125 over (2) the exercise price per share of the Common Stock subject to such Company Option, multiplied by (B) the number of shares of the Common Stock for which such Company Option shall not theretofore have been exercised; provided, however, that all amounts payable pursuant to this Section 5.12 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and to receipt of the written consent of the holder thereof and shall be paid at or as soon as practicable following the Effective Time, without interest; and (ii) make such other changes to the Company Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

5.13 Stock Option Plans

     The Company agrees to take all necessary actions to ensure that all offering periods outstanding under the Company's Stock Option Plans terminate immediately prior to the Effective Time, and to ensure that the Stock Option Plans terminate immediately prior to the Effective Time.

5.14 Employee Benefit Plans

     The Company and its ERISA Affiliates each agree to adopt resolutions that terminate or amend their respective 401(k) plans or other Employee Benefit Plans in accordance with any directions given by Parent prior to the Effective Time (the form and substance of which resolutions shall be subject to review and approval by Parent), such terminations or amendments to be effective prior to the Effective Time (but which may be contingent on the Purchaser acquiring pursuant to the Offer such number of Shares which satisfies the Minimum Condition).

5.15 Stockholder Litigation

     The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement until the purchase of Company Common Stock pursuant to the Offer, and thereafter, shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no settlement of such litigation shall be agreed to without Parent's consent; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

                                  ARTICLE VI

                             CONDITIONS OF MERGER

6.1  Conditions to the Obligations of Each Party to Effect the Merger

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

     (a) If required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

     (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c)  Shares shall have been purchased pursuant to the Offer.

     (d) No temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or order shall be in effect which would (i) make the acquisition or holding by Parent or its affiliates of Shares or shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger, (ii) prohibit Parent's or Purchaser's ownership or operation of, or compel Parent or Purchaser to dispose of or hold separate, all or a material portion of the business or assets of Purchaser, the Company or any Significant Subsidiary thereof, (iii) compel Parent, Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of Parent or any of its Subsidiaries or the Company or any of its Significant Subsidiaries, (iv) impose material limitations on the ability of Parent or Purchaser or their affiliates effectively to exercise full ownership and financial benefits of the Surviving Corporation, or (v) impose any material condition to the Offer, this Agreement or the Merger.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

7.1  Termination

     This Agreement may be terminated, at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

     (a) by mutual written agreement of the Boards of Directors of Parent and the Company;

     (b)  by either Parent or the Company;

          (i) if the Offer shall be terminated or expire without any Shares having been purchased pursuant to the Offer; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement; or

          (ii) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c)  by Parent or Purchaser:

          (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that shareholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

          (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the shareholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing;

          (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the shareholders of the Company accept the Offer;

          (iv) prior to the purchase of Shares pursuant to the Offer, in the event that the conditions to the Offer set forth in clause (i) or (ii) of Annex I shall not be satisfied or if any of the events set forth in clause (iii) thereof shall have occurred; or

          (v) if the Company is in material breach of any of its covenants or obligations under this Agreement, or if there shall have been or be any material inaccuracy in the representations and warranties of the Company contained in this Agreement, either as of the date of this Agreement or subsequently;

     (d)  by the Company:

          (i)   if the Offer shall not have been commenced in accordance with
Section 1.1, or Parent or Purchaser shall have failed to purchase validly tendered Shares in violation of the terms of the Offer within ten business days after the expiration of the Offer; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement;

          (ii) if the Board of Directors of the Company has resolved to, and in fact does, recommend to the Company's Shareholders that they accept a Superior Proposal, provided that all the provisions of Section 5.4 have been fully complied with, and provided further that the Company shall have paid to Parent the entire Break-up Fee as provided in Section 7.3(b);

          (iii) prior to the purchase of Shares pursuant to the Offer, if Parent or Purchaser is in material breach of any of its covenants or obligations under this Agreement, or any representation or warranty of Parent or Purchaser contained in this Agreement shall have been incorrect, in any material respect, when made or shall have since ceased to be true and correct in any material respect; or

          (iv) prior to the purchase of Shares pursuant to the Offer, in the event that the conditions to the Offer set forth in clause (i) of Annex I shall not be satisfied or if any of the events set forth in clause (iii)(A)(1) thereof shall have occurred.

7.2  Procedure and Effect of Termination

     In the event of the termination of this Agreement by the Company or Parent or both of them pursuant to Section 7.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except as set forth in Sections 5.4(b) and 7.3. Sections 5.4(b), 7.2, 7.3 and Article VIII shall survive the termination of this Agreement.

7.3  Fees and Expenses

     (a) Except as otherwise provided in this Agreement and whether or not the transactions contemplated by the Offer and this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by the Offer and this Agreement shall be paid by the party incurring such expenses.

     (b) Parent has advanced the Company $50,000 pursuant to a Non-Solicitation and Expense Reimbursement Agreement dated June 14, 2000 between Parent and Company (the "Non-Solicitation and Expense Reimbursement Agreement" and shall,
              ----------------------------------------------------
upon signing of this Agreement, advance to the Company $225,000 to fund additional expenses to be incurred by the Company in connection with the transactions contemplated by this Agreement. The Company shall repay to Parent these advances in the event Parent or the Purchaser terminates this Agreement pursuant to Section 7.1(c)(v). The parties acknowledge that the Non-Solicitation and Expense Reimbursement Agreement is terminated as of the date hereof.

     (c) The Company shall pay to Parent, in same day funds, upon demand, (i) a fee of U.S. $2 million (the "Break-up Fee"), if any of the following shall
                             ------------
occur:

          (i) if the Board of Directors of the Company or any committee thereof shall have approved, or recommended that shareholders of the Company accept or approve, an Acquisition Proposal by a third party, or shall have resolved to do any of the foregoing;

          (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval of, or recommendation that the stockholders of the Company accept or approve (as the case may be), the Offer, this Agreement and the Merger, or shall have resolved to do any of the foregoing; or

          (iii) if the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Board of Directors of the Company that the stockholders of the Company accept the Offer.

     (d) Parent, Purchaser and the Company agree that the agreement contained in paragraph (c) above is an integral part of the transactions contemplated by this Agreement, and that without such agreement, Parent and Purchaser would not have entered into this Agreement. The parties acknowledge that the damages to Parent and Purchaser in the event this Agreement is breached by the Company would be extremely costly and impractical to calculated and that such amount constitutes reasonable liquidated damages and reasonable compensation to Parent and Purchaser for the loss likely to be sustained thereby and is not a penalty.
(e) Parent shall pay for filing fees related to compliance with requirements of the HSR Act.

7.4  Amendment

     This Agreement may be amended by each of the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in writing
                --------  -------
signed by all of the parties, (ii) any such waiver, amendment or supplement by the Company shall be effective as against the Company only if approved by a majority of the Continuing Directors and (iii) after adoption of this Agreement and the Merger by the shareholders of the Company, no amendment may be made without the further approval of the shareholders of the Company which reduces the Merger Consideration or changes the form thereof or changes any other terms and conditions of this Agreement if the changes, alone or in the aggregate, would materially adversely affect the shareholders of the Company.

7.5  Waiver

     At any time prior to the Effective Time, whether before or after the Company's Shareholders Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the provisions of Section 7.4, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.

                                 ARTICLE VIII

                                 MISCELLANEOUS

8.1  Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.2  Notices

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given, or made as of the date delivered if sent via telecopier or delivered personally (including, without limitation, delivery by commercial carrier next-day delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by similar notice, except that notices of changes of address shall be effective upon receipt):

     (a)  If to Parent or Purchaser:

               InfrastruX Group, Inc.
               411-108th Avenue NE
               Bellevue, Washington  98004

               Attention: John Durbin
               Telecopier No. (425) 462-3300

          With copies to:

               Perkins Coie LLP
               1201 Third Avenue, Suite 4800
               Seattle, WA  98101-3099
               Attention: Andrew Bor
               Telecopier No.: (206) 583-8500

     (b)  If to the Company:

               UTILX Corporation
               22820 Russell Road
               P.O. Box 97009
               Kent, Washington  98064-9709
               Attention: William Weisfield
               Telecopier No.: (253) 395-4636

          With copies to:

               Graham & Dunn PC
               1420 Fifth Avenue, 33rd Floor
               Seattle, WA  98101
               Attention: Carmen L. Smith
               Telecopier No.(206) 340-9599

8.3  Entire Agreement; No Third Party Beneficiaries; No Assignment

     This Agreement, Annex I, the documents delivered pursuant hereto or in connection herewith, and the Confidentiality Agreement (i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including the Non-Solicitation and Expense Reimbursement Agreement), (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (iii) may not be assigned, except that Parent or Purchaser may assign their rights hereunder in whole or in part to one or more direct or indirect subsidiaries or affiliates of Parent which, in written instruments reasonably satisfactory to the Company, shall agree to make all representations and warranties of Purchaser set forth herein and shall agree to assume all of such party's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no
                                                      --------  -------
such assignment shall relieve the assignor of its obligations hereunder.

8.4  Interpretation; Knowledge

     (i) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (ii) For purposes of this Agreement, the term "knowledge" means, with
                                                    ---------
respect to any matter in question, that any of the directors, Chief Executive Officer or Chief Financial Officer) of the parties, as the case may be, have knowledge of such matter and knowledge that could have been obtained by such persons with respect to those matters that would cause a reasonable person, in a similar position, to investigate the matter further and that could have been obtained from such investigation without undue effort.

8.5  Counterparts

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.6  Other Remedies; Specific Performance

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.7  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within King County, Washington, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8.8  Rules of Construction

     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.9  WAIVER OF JURY TRIAL

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              INFRASTRUX GROUP, INC.



                              By: /s/ John Durbin
                                 -----------------------------------------
                              Name: John Durbin
                                   ---------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------


                              INFRASTRUX ACQUISITION, INC.


                              By: /s/ John Durbin
                                 -----------------------------------------
                              Name: John Durbin
                                   ---------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------





                              UTILX CORPORATION



                              By: /s/ William Weisfield
                                 -----------------------------------------
                              Name: William Weisfield
                                   ---------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------

                                    ANNEX I

                            CONDITIONS OF THE OFFER

     The term "Agreement" as used in this Annex I shall mean the Agreement and
               ---------
Plan of Merger to which this Annex I is attached, and all capitalized terms used in this Annex I and not defined in this Annex I shall have the respective meanings set forth in the Agreement.

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time, Purchaser shall not be required to accept for payment, purchase or pay for, or may terminate or amend the Offer and may postpone the acceptance of, and payment for, subject to Rule 14e-1(c) under the Exchange Act (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any Shares tendered pursuant to the Offer if:

     (i) any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated prior to the Expiration Date;

     (ii)  the Minimum Condition is not satisfied;

     (iii) at any time on or after the date of the Agreement, any of the following events shall be determined by Parent or Purchaser to have occurred:

           (A) there shall have been any action taken or threatened, or any statute, rule, regulation, judgment, temporary restraining order, preliminary or permanent injunction or other order, decree or ruling proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger by any Governmental Entity or arbitration panel that could reasonably be expected to, directly or indirectly, (1) make the acceptance for payment or the payment for, or the purchase of some or all of the Shares pursuant to the Offer illegal or otherwise delay, restrict or prohibit consummation of the Offer or the Merger or the consummation of any transaction contemplated by the Merger Agreement, (2) result in a delay in or restrict the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, (3) require the divestiture by Parent, Purchaser, the Company or any of their respective Subsidiaries or affiliates of all or any portion of the business, assets or property of any of them or any Shares or impose any material limitation on the ability of any of them to conduct their business and own such assets, property or Shares, (4) impose any material limitation on the ability of Parent, Purchaser or their affiliates to acquire or hold or to exercise effectively all rights of ownership of the Shares, including the right to vote any Shares purchased by any of them on all matters properly presented to the shareholders of the Company, including, without limitation, the adoption and approval of the Agreement and the Merger, (5) result in a material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Offer or the Agreement (other than legislation or rule-making affecting the industry as a whole), or

(6) impose any material condition to the Offer, the Agreement or the Merger unacceptable to Parent or Purchaser; or

          (B) the Company shall have failed to obtain all of the consents of third parties set forth in Exhibit B by the Expiration Date; or
                           ---------

          (C) the Company shall have breached, or failed to comply with, in any material respect, any of its covenants or obligations under the Agreement or there shall have been or be any material inaccuracy in the representations and warranties of the Company contained in the Agreement, either as of the date of this Agreement or subsequently; or

          (D) the Board of Directors of the Company or any committee thereof shall have (1) withdrawn or modified (including without limitation, by amendment of the Company's Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or the Agreement, (2) approved or recommended any Acquisition Proposal by a third party other than the Offer and the Merger, (3) publicly resolved to do any of the foregoing, or (4) upon a request to reaffirm the Company's approval or recommendation of the Offer, the Agreement or the Merger, the Board of Directors of the Company shall fail to do so within two business days after such request is made; or

          (E) the Agreement shall have been terminated in accordance with its terms; or

          (F) there shall have occurred any Material Adverse Effect on the Company, or any event, fact or change which could reasonably be expected to result in a Material Adverse Effect on the Company.

     The foregoing conditions are for the sole benefit of Parent, Purchaser and their affiliates and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition. All the foregoing conditions may be waived by Parent or Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise its rights with respect to the foregoing conditions shall not be deemed a waiver of any such condition, and each condition shall be deemed an ongoing condition with respect to which Parent or Purchaser may assert its rights at any time and from time to time.

                                      -2-